As filed with the Securities and Exchange Commission on August 17, 1999
                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 BE INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                                 94-3123667
      (State of Incorporation)             (I.R.S. Employer Identification No.)
                               800 El Camino Real
                                    Suite 400
                              Menlo Park, CA 94025
                                 (650) 462-4100
                    (Address of principal executive offices)

                             1992 Stock Option Plan
                           1999 Equity Incentive Plan
                 1999 Non-Employee Directors' Stock Option Plan
                          Employee Stock Purchase Plan
                                -----------------
                              (Full title of plans)

                              Jean-Louis F. Gassee
                             Chief Executive Officer
                                 Be Incorporated
                               800 El Camino Real
                                    Suite 400
                              Menlo Park, CA 94025
                                 (650) 462-4100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                             Andrei M. Manoliu, Esq.
                               Cooley Godward llp
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000


                         CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------------------------------
Title of Securities to be           Amount to be    Proposed Maximum Offering   Proposed Maximum Aggregate       Amount of
Registered                           Registered       Price Per Share (1)(2)       Offering Price (1)(2)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock
(par value $.001)                   10,801,396       $0.3024 - $6.0000                $51,708,041             $14,375
------------------------------------------------------------------------------------------------------------------------------------

----------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to outstanding options granted pursuant to registrant's (i) 1992 Stock Option Plan; (ii) 1999 Equity Incentive Plan; (iii) 1999 Non-Employee Directors' Stock Option Plan; and (iv) Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of registrant's Common Stock on August 11, 1999 [within 5 days of filing] as reported on the Nasdaq National Market.

The chart below details the calculation of the registration fee:

---------------------------------------- ------------------------------ ------------------------ ---------------------
                                                                          Offering Price Per      Aggregate Offering
              Securities                       Number of Shares                  Share                  Price
---------------------------------------- ------------------------------ ------------------------ ---------------------
Shares issuable pursuant to
outstanding options under the 1992
Stock Option Plan, or in the event of
the cancellation  or  termination of
such options, issuable upon exercise
of options available for grant under
the 1999 Equity Incentive Plan.                  1,617,315                    $0.3024 (1)              $489,076
---------------------------------------- ------------------------------ ------------------------ ---------------------
Shares issuable pursuant to the 1992
Stock Option Plan                                        0                        N/A                    N/A
---------------------------------------- ------------------------------ ------------------------ ---------------------
Shares issuable pursuant to
outstanding options under the 1999
Equity Incentive Plan                            3,437,457                    $5.0442 (1)            $17,339,221
---------------------------------------- ------------------------------ ------------------------ ---------------------
Shares issuable pursuant to the 1999
Equity Incentive Plan                            2,746,624                     $6.00(2)              $16,479,744
---------------------------------------- ------------------------------ ------------------------ ---------------------
Shares issuable pursuant to
outstanding options granted under the
1999 Non-Employee Directors' Stock
Option Plan                                        600,000                     $5.00 (1)              $3,000,000
---------------------------------------- ------------------------------ ------------------------ ---------------------
Shares issuable pursuant to the 1999
Non-Employee Directors' Stock Option
Plan                                               900,000                     $6.00 (2)              $5,400,000
---------------------------------------- ------------------------------ ------------------------ ---------------------
Shares issuable pursuant to
outstanding options granted under the
Employee Stock Purchase Plan                             0                            N/A                   N/A
---------------------------------------- ------------------------------ ------------------------ ---------------------
Shares issuable pursuant to the
Employee Stock Purchase Plan                     1,500,000                     $6.00 (2)              $9,000,000
---------------------------------------- ------------------------------ ------------------------ ---------------------
Proposed Maximum Aggregate Offering
Price                                           10,801,396                                           $51,708,041
---------------------------------------- ------------------------------ ------------------------ ---------------------
Registration Fee                                                                                         $14,375
---------------------------------------- ------------------------------ ------------------------ ---------------------

Approximate date of commencement of proposed sale to the public: as soon as practical after this registration statement becomes effective.

                                     Part II

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

(a) Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"),on July 20, 1999 (file No. 333-77855).

(b) The description of the registrant's Common Stock which is contained in the Registration Statement on Form 8-A filed on June 16, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby will be passed upon for the registrant by Cooley Godward LLP, Palo Alto, California. As of the date of this registration statement, certain attorneys of Cooley Godward own, individually and/or through an investment partnership, an aggregate of 57,500 shares of the registrant's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. The registrant's Amended and Restated Certificate of Incorporation provides that directors of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Delaware General Corporation Law. Registrant's Bylaws require it to indemnify its directors and officers, and permit registrant to indemnify its other employees and agents, to the fullest extent permitted by Delaware law. The Bylaws also require registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     Registrant has entered into indemnity agreements with each of its directors and officers which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance. The registrant also maintains an insurance policy for its directors and officers insuring against certain liabilities arising out of certain matters, including matters arising under the Securities Act.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.  EXHIBITS

Exhibit
Number
------

4.1* Amended and Restated Certificate of Incorporation of the registrant.

4.2*              Bylaws of the registrant

4.3*              Form of Common Stock Certificate

5.1               Opinion of Cooley Godward LLP

23.1              Consent of PricewaterhouseCoopers LLP, independent accountants

23.2              Consent of Cooley Godward LLP  (Included in Exhibit 5.1)

24.1              Power of Attorney (See signature page)

99.1.1*           1992 Stock Option Plan

99.1.2*           Form of 1992 Stock Option Agreement

99.2.1*           1999 Equity Incentive Plan

99.2.2*           Form of 1999 Stock Option Grant Notice

99.2.3*           Form of 1999 Equity Incentive Plan Stock Option Agreement

99.3.1*           1999 Non-Employee Directors' Stock Option Plan

99.3.2*           Form of Nonstatutory Stock Option

99.4.1*           Employee Stock Purchase Plan

99.4.2*           Form of Employee Stock Purchase Plan Offering

----------
* Incorporated by reference from the registrant's Registration Statement on Form S-1, as amended (file No. 333-77855), filed with the Securities and Exchange Commission.

                                      II-2

Item 9.  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 17, 1999.

                                 Be Incorporated

                                 By:/s/ JEAN-LOUIS F. GASSEE
                                 Jean-Louis F. Gassee
                                 President, Chief Executive Officer and Director


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Louis F. Gassee and Wesley S. Saia, and each of them, his true and lawful attorney-in-fact, each with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                 Title                                         Date
/s/ JEAN-LOUIS F. GASSEE                                  President, Chief Executive Officer and        August 17, 1999
Jean-Louis F. Gassee                                      Director (Principal Executive Officer)

/s/ WESLEY S. SAIA                                        Vice President and Chief Financial            August 17, 1999
Wesley S. Saia                                            Officer (Principal Financial Officer)

/s/ ALBERT LOMBARDO                                       Corporate Controller                          August 17, 1999
Albert Lombardo

/s/ CHRISTIAN E. MARCHANDISE                              Director                                      August 17, 1999
Christian E. Marchandise

/s/ BARRY M. WEINMAN                                      Director                                      August 17, 1999
Barry M. Weinman

/s/ GARRETT P. GRUENER                                    Director                                      August 17, 1999
Garrett P. Gruener

/s/ STEWART ALSOP                                         Director                                      August 17, 1999
Stewart Alsop


                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                                      Description
------                                      -----------

4.1* Amended and Restated Certificate of Incorporation of the registrant.

4.2*              Bylaws of the registrant

4.3*              Form of Common Stock Certificate

5.1               Opinion of Cooley Godward LLP

23.1              Consent of PricewaterhouseCoopers LLP, independent accountants

23.2              Consent of Cooley Godward LLP.  (Included in Exhibit 5.1)

24.1              Power of Attorney (See signature page)

99.1.1*           1992 Stock Option Plan

99.1.2*           Form of 1992 Stock Option Agreement

99.2.1*           1999 Equity Incentive Plan

99.2.2*           Form of 1999 Stock Option Grant Notice

99.2.3*           Form of 1999 Equity Incentive Plan Stock Option Agreement

99.3.1*           1999 Non-Employee Directors' Stock Option Plan

99.3.2*           Form of Nonstatutory Stock Option

99.4.1*           Employee Stock Purchase Plan

99.4.2*           Form of Employee Stock Purchase Plan Offering

-------------
* Incorporated by reference from the registrant's Registration Statement on Form S-1, as amended (file No. 333-77855), filed with the Securities and Exchange Commission.